Exhibit 99.1

Red Robin Gourmet Burgers Announces Lease Accounting Corrections,

Delay In Filing Of Annual Report

Company Expects To File Form 10-K By March 28 and

To Provide Updated Guidance After Completion of Lease Accounting Review

Greenwood Village, CO — (BUSINESS WIRE) – March 1, 2005 – Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens, today announced that it will correct its accounting for leases after the Company’s review of the matter and consultation with its Audit Committee as well as Deloitte & Touche, LLP, its independent registered public accounting firm.

Red Robin had previously announced that, like many other companies in the retail and restaurant industries, it was reviewing its accounting treatment for leases, rent holidays and tenant improvement allowances in light of the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) in a February 7, 2005 letter to the American Institute of Certified Public Accountants.

On February 25, 2005, the Company’s management and its Audit Committee concluded that the Company’s accounting for leases was not in conformity with generally accepted accounting principles as described in the SEC’s letter. Accordingly, management and the Audit Committee determined that the Company’s previously issued consolidated financial statements, including those in the Company’s Annual Report on Form 10–K for the fiscal year ended December 28, 2003 and the related independent public accountants’ report, and those in the Company’s Quarterly Reports on Form 10–Q for the quarters ended April 18, 2004, July 11, 2004 and October 3, 2004, should no longer be relied upon. Further, management and the Audit Committee have determined that the Company’s unaudited financial results included in the Company’s press release issued on February 14, 2005 should no longer be relied upon.

In prior periods, Red Robin had recognized rent expense for its operating leases using a lease term that commenced when actual rent payments began, and generally coincided with a point in time near the date the Company’s restaurants opened. This generally had the effect of excluding the build-out period of its restaurants (during which Red Robin typically made no rent payments) from the calculation of the period over which rent was expensed. The Company has determined that it should have recognized rent expense over a lease term that includes the build-out period, which, in most cases, will cause rent expense to be recognized sooner than previously reported.

Further, in prior periods, Red Robin’s consolidated balance sheets have reflected the unamortized portion of construction allowances funded by landlords as a reduction of the related leasehold improvements. The Company has determined that construction allowances should have been recognized as deferred rent and amortized over the lease term as a reduction of rent expense. In addition, Red Robin’s statements of cash flows have reflected construction allowances as a reduction of capital expenditures within cash flows from investing activities, rather than cash flows from operating activities. The Company is also evaluating the period of amortization of its leasehold improvements for consistency with the expected term used for determining deferred rent under its operating leases.

Red Robin is working diligently to complete its review of these matters and to quantify the impact of the necessary adjustments on each of the affected prior periods. The Company does not expect these adjustments to impact the amount of revenues or cash balances previously reported by the Company, nor will they affect the Company’s compliance with covenants under its current credit facility.

Red Robin intends to provide updated guidance for the first quarter and full-year fiscal 2005 when the Company completed its analysis of the lease accounting matters and quantified the impact of the necessary adjustments on each of the affected prior periods.

Due to the time and effort involved in determining the effect of these adjustments on the Company’s historical financial statements, the Company intends to file a Form 12b-25 and to delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 26, 2004, which the Company now expects to file on or before March 28, 2005. Red Robin’s Annual Report on Form 10–K for the fiscal year ended December 26, 2004 will include disclosure of the effects of the adjustments on the financial statements, including net income, of each of the periods included in the audited financial statements. The Company also intends to file amended quarterly reports for the quarters ended April 18, 2004, July 11, 2004 and October 3, 2004, and each of these amended filings will include disclosure of the effects of the adjustments on the financial statements, including net income, of each of the periods included in the unaudited financial statements.

About Red Robin Gourmet Burgers

Red Robin Gourmet Burgers (www.redrobin.com) is a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens. Red Robin serves gourmet burgers in a variety of recipes with bottomless fries, as well as many other items including salads, soups, appetizers, entrees, desserts, and its signature Mad Mixology® specialty beverages. There are more than 250 Red Robin locations across the United States and Canada, including both company-owned locations and those operated under franchise or license agreements.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof and we assume no obligation to update such forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to achieve and manage our planned expansion; our ability to raise capital in the future; the ability of our franchisees to open and manage new restaurants; our franchisees’ adherence to our practices, policies and procedures; changes in the availability and cost of food; potential fluctuation in our quarterly operating results due to seasonality and other factors; the continued service of key management personnel; the concentration of our restaurants in the Western United States; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products and food preparation; our ability to attract, motivate and retain qualified team members; the impact of federal, state or local government regulations relating to our team members or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in the restaurant industry; cost and availability of capital; our ability to comply with Section 404 of the Sarbanes-Oxley Act; additional costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in SEC reports filed by Red Robin.

For further information contact:

Don Duffy

Integrated Corporate Relations

203-682-8200